Exhibit 10.2

SEVENTH AMENDMENT
TO
EMPLOYMENT AGREEMENT

This Seventh Amendment to Employment Agreement (this “Amendment”) is made as of June 14, 2019, by and between Dallas E. Lucas (the “Executive”) and TIER REIT, Inc., a Maryland corporation (the “Company”), and Tier Operating Partnership, a Texas limited partnership (the “Operating Partnership” and together with the Company, the “Employers”).

WHEREAS, the Employers and the Executive entered into that certain Employment Agreement, dated as of May 27, 2014, as amended (the “Employment Agreement”), pursuant to which the Executive is currently employed by the Employers; and

WHEREAS, the Employers and the Executive mutually desire to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                                      The recitals contained in this Amendment are hereby incorporated into, and made an integral part of, this Amendment.  All defined terms used herein that are not otherwise defined shall have the same meaning ascribed to them in the Employment Agreement.

2.                                      The third and fourth sentences of Section 4(b) of the Employment Agreement are hereby amended and restated in their entirety as follows:

“In addition, the Executive (or his authorized representative or estate) shall also be entitled to receive the pro rata portion of Executive’s target annual cash incentive compensation for the year in which the Date of Termination occurs, determined by multiplying such target annual cash incentive compensation by a fraction, the numerator of which equals the number of days the Executive is employed by the Employers during such year to the Date of Termination, and the denominator of which equals 365 (the “Pro-Rated Bonus”). The Pro-Rated Bonus shall be paid in a lump sum within 60 days of the Date of Termination.”

3.                                      The second sentence of Section 4(c) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“The Employers shall also pay the Executive the Pro-Rated Bonus in a lump sum within 60 days of the Date of Termination.”

4.                                      The reference to “monthly employer contribution that the Employers made” in Section 4(c)(iii)(A) of the Employment Agreement is hereby deleted and replaced with the following:

“monthly payment made”

5.                                      The second sentence of Section 5(b) of the Employment Agreement is hereby amended and restated in its entirety as follows:

“The Employers shall also pay the Executive the Pro-Rated Bonus in a lump sum within 60 days of the Date of Termination.”

6.                                      The reference to “monthly employer contribution that the Employers made” in Section 5(b)(ii) of the Employment Agreement is hereby deleted and replaced with the following:

“monthly payment made”

7.                                      All other provisions of the Employment Agreement shall remain in full force and effect according to their respective terms, and nothing contained herein shall be deemed a waiver of any right or abrogation of any obligation otherwise existing under the Employment Agreement except to the extent specifically provided for herein.

8.                                      This Amendment shall be binding on all successors and permitted assigns of the parties hereof.

9.                                      The enforceability or invalidity of any provision of this Amendment shall not affect the enforceability or validity of any other provision.

10.                               The Employers and the Executive hereby ratify and confirm their respective obligations under the Employment Agreement, as modified by this Amendment. If any inconsistency exists or arises between the terms of the Employment Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

11.                               This Amendment, and the Employment Agreement, as amended hereby, is a Texas contract and shall be construed under and be governed in all respects by the laws of the State of Texas, without giving effect to the conflict of laws principles of such State. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the Fifth Circuit.

12.                               This Amendment may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

TIER REIT, INC.

By:	/s/ Scott W. Fordham
	Name:	Scott W. Fordham
	Title:	Chief Executive Officer

TIER OPERATING PARTNERSHIP LP

By:	/s/ Scott W. Fordham
	Name:	Scott W. Fordham
	Title:	Chief Executive Officer

EXECUTIVE

/s/ Dallas E. Lucas
Dallas E. Lucas

[Signature Page to Amendment to Employment Agreement]